Exhibit - 99.5

INDEX TO PRO FORMA FINANCIAL STATEMENTS

NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2014	3
NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013	4
NorthStar Healthcare Income, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014	5
NorthStar Healthcare Income, Inc. and Subsidiaries Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 is presented as if NorthStar Healthcare Income, Inc. (the “Company”) acquired a significant equity investment in a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 senior housing and 37 skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas (the “Properties”) on March 31, 2014.  The Properties consist of six portfolios, one portfolio acquired on June 28, 2013 (herein referred to as “Ranger Predecessor”) and five other portfolios all acquired prior to January 1, 2013 (these five portfolios for the year ended December 31, 2013, together with Ranger Predecessor from June 28, 2013 to December 31, 2013, are herein collectively referred to as “Eclipse Predecessor”).
The following unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2014 and year ended December 31, 2013 are presented as if the Company acquired its significant equity investment in the Properties on January 1, 2013.
This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transaction as of the beginning of the period presented, nor is it necessarily indicative of future results.  In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the acquisition.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014
(In Thousands, Except Per Share Data)

	Historical(1)	Pro Forma Adjustment		Pro Forma
Revenues
Rental income	$1,032	$—		$1,032
Interest income	483	—		483
Resident fee income	2,932	—		2,932
Total revenue	4,447	—		4,447
Expenses
Property operating expenses	1,873	—		1,873
Interest expense	611	—		611
Transaction costs	1,680	—		1,680
Asset management and other fees-related party	2,166	—		2,166
General and administrative expenses	856	—		856
Depreciation and amortization	699	—		699
Total expenses	7,885	—		7,885
Income (loss) from operations	(3,438)	—		(3,438)
Equity in earnings (losses) of unconsolidated venture	—	115	(2)	115
Net income (loss)	(3,438)	115		(3,323)
Net (income) loss attributable to non-controlling interests	28	—		28
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	$(3,410)	$115		$(3,295)
Net income (loss) per share of common stock, basic/diluted	$(0.22)			$(0.21)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(In Thousands, Except Per Share Data)

	Historical(1)	Pro Forma Adjustment		Pro Forma
Revenues
Rental income	$488	$—		$488
Interest income	375	—		375
Resident fee income	38	—		38
Total revenue	901	—		901
Expenses
Property operating expenses	24	—		24
Interest expense	98	—		98
Transaction costs	1,570	—		1,570
Asset management and other fees-related party	1,334	—		1,334
General and administrative expenses	312	—		312
Depreciation and amortization	132	—		132
Total expenses	3,470	—		3,470
Income (loss) from operations	(2,569)	—		(2,569)
Equity in earnings (losses) of unconsolidated venture	—	549	(2)	549
Net income (loss)	(2,569)	549		(2,020)
Net (income) loss attributable to non-controlling interests	10	—		10
Net income (loss) attributable to NorthStar Healthcare Income, Inc. common stockholders	$(2,559)	$549		$(2,010)
Net income (loss) per share of common stock, basic/diluted	$(1.26)			$(0.99)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2014
(Dollars in Thousands)

	Historical(5)	Pro Forma Adjustments		Pro Forma
Assets
Cash	$75,542	$(23,400)	(2)	$52,142
Restricted cash	3,970	—		3,970
Operating real estate, net	136,325	—		136,325
Investment in and advances to unconsolidated venture	—	23,400	(2)	23,400
Real estate debt investments, net	25,887	—		25,887
Receivables, net	1,568	—		1,568
Deferred costs, net	2,656	—		2,656
Other assets	341	—		341
Total assets	$246,289	$—		$246,289

Liabilities
Mortgage notes payable	$59,735	$—		$59,735
Due to related party	1,145	—		1,145
Escrow deposits payable	2,980	—		2,980
Distribution payable	1,095	—		1,095
Accounts payable and accrued expenses	2,274	—		2,274
Other liabilities	134	—		134
Total liabilities	67,363	—		67,363

Equity
NorthStar Healthcare Income, Inc. Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized, no shares issued and outstanding as of March 31, 2014	—	—		—
Common stock, $0.01 par value; 400,000,000 shares authorized and 21,193,752 shares issued and outstanding as of March 31, 2014	212	—		212
Additional paid-in capital	187,467	—		187,467
Retained earnings (accumulated deficit)	(9,844)	—		(9,844)
Total NorthStar Healthcare Income, Inc. stockholders' equity	177,835	—		177,835
Non-controlling interests	1,091	—		1,091
Total equity	178,926	—		178,926
Total liabilities and equity	$246,289	$—		$246,289

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NORTHSTAR HEALTHCARE INCOME, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Represents the Company's condensed consolidated statement of operations for the three months ended March 31, 2014 and year ended December 31, 2013.

(2)
In May 2014, the Company, through a general partnership with a subsidiary of NorthStar Realty Finance Corp., entered into a joint venture with an affiliate of Formation Capital, LLC to acquire the Properties. The Company contributed $23.4 million for an approximate 5.6% interest in the Properties. For the three months ended March 31, 2014 and year ended December 31, 2013, Ranger Predecessor and Eclipse Predecessor generated aggregate net income of $5.0 million and $13.9 million, respectively. For the three months ended March 31, 2014 and year ended December 31, 2013, the impact of adjusting for the effects of the preliminary purchase price allocation of the Properties and the removal of transaction costs resulted in net income of $2.0 million and $9.7 million, respectively. For the three months ended March 31, 2014 and year ended December 31, 2013, the Company’s proportionate interest in earnings from such investment was $0.1 million and $0.5 million, respectively.

(3)	Represents the Company’s condensed consolidated balance sheet as of March 31, 2014.